As filed with the Securities and Exchange Commission on June 16, 2004
                                                            File No. 333-_______
________________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             HERITAGE COMMERCE CORP
                          _____________________________
             (Exact name of registrant as specified in its charter)

                  CALIFORNIA                                 77-0469558
______________________________________________         _______________________
 (State or other jurisdiction of incorporation            (I.R.S. Employer
              or organization)                          Identification Number)

                    150 ALMADEN BOULEVARD, SAN JOSE, CA 95113
                ________________________________________________
                    (Address of principal executive offices)


                  HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN
               __________________________________________________
                              (Full title of plan)

                              LAWRENCE D. MCGOVERN
                             HERITAGE COMMERCE CORP
                              150 ALMADEN BOULEVARD
                               SAN JOSE, CA 95113
                                 (408) 947-6900
                           ____________________________
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________________________________________
Title of securities              Amount to be    Proposed maximum offering     Proposed maximum             Amount of
to be registered                 registered      price per share               Aggregate offering price     registration
                                                                                                            fee
____________________________________________________________________________________________________________________________
Common Stock, no par value          295,500                $14.695                  $4,342,372.50 1/             -----
                                                                                                  --
____________________________________________________________________________________________________________________________

                                    4,500 2/                $14.31                       $64,395              $558.33 3/
                                          --                                                                          --
____________________________________________________________________________________________________________________________

1/ Estimated solely for the purpose of computing the amount of the registration -- fee pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market on July 15, 2004. In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b) and includes preferred stock purchase rights relating to all shares covered by this registration statement.

2/ Represents shares of Common Stock underlying option grants made effective -- June 24, 2004 at an exercise price of $14.31 per share.

3/ Calculated on the basis of the maximum aggregate offering price of all the -- securities listed, pursuant to Rule 457(o).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Company hereby incorporates by reference in this Registration Statement the following documents:

                  (a) The Company's Annual Report on Form 10-K for the year
                      ended December 31, 2003;

                  (b) The Company's Quarterly Report on Form 10-Q for the
                      quarter ended March 31, 2004;

                  (c) The Company's Current Report on Form 8-K dated March 17,
                      2004;

                  (d) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 5, 1998; and

                  (e) The description of rights covering the Company's Series A
                      Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 15, 2001.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


                  Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article V of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the Company contains provisions that authorize the registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. Section 12 of the Company's By-laws provide for the indemnification of directors and officers to the fullest extent permitted by law.

                  The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

                  The foregoing summaries are necessarily subject to the complete text of the statute, the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The exhibits to this Registration Statement are listed in the
Exhibit Index to this filing, which is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the
Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 24, 2004.

                                             HERITAGE COMMERCE CORP
                                               (Registrant)

                                    By   /s/LAWRENCE D. MCGOVERN
                                      __________________________________________
                                            Lawrence D. McGovern
                            Executive Vice President and Chief Financial Officer
                                (Principal Financial and Accounting Officer)

                  The officers and directors of Heritage Commerce Corp whose signatures appear below hereby constitute and appoint William J. Del Biaggio, Jr. and Lawrence D. McGovern, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 for the Heritage Commerce Corp 2004 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


SIGNATURE                         TITLE                          DATE

/s/ FRANK BISCEGLIA               Director                       June 24, 2004
_____________________________
Frank Bisceglia

/s/ JAMES BLAIR                   Director                       June 24, 2004
_____________________________
James Blair

/s/ RICHARD CONNIFF               Director, President and        June 24, 2004
_____________________________     Chief Operating Officer
Richard Conniff

/s/ WILLIAM DEL BIAGGIO, JR.      Director, Chairman of the      June 24, 2004
_____________________________     Board and Interim Chief
William Del Biaggio, Jr.          Executive Officer (Principal
                                  Executive Officer)

/s/ LAWRENCE D. MCGOVERN          Individually and as            June 24, 2004
_____________________________     Attorney-in-Fact
Lawrence D. McGovern

/s/ ANNEKE DURY                   Director                       June 24, 2004
_____________________________
Anneke Dury

/s/ ROY LAVE                      Director                       June 24, 2004
_____________________________
Roy Lave

/s/ LON NORMANDIN                 Director                       June 24, 2004
_____________________________
Lon Normandin

/s/ JACK L. PECKHAM               Director                       June 24, 2004
_____________________________
Jack L. Peckham

/s/ HUMPHREY POLANEN              Director                       June 24, 2004
_____________________________
Humphrey Polanen

/s/ KIRK ROSSMANN                 Director                       June 24, 2004
_____________________________
Kirk Rossmann

/s/ CHARLES TOENISKOETTER         Director                       June 24, 2004
_____________________________
Charles Toesnikoetter

/s/ RANSON W. WEBSTER             Director                       June 24, 2004
_____________________________
Ranson W. Webster

                                  EXHIBIT LIST



   EXHIBIT                            DESCRIPTION

     4.1       Heritage Commerce Corp 2004 Stock Option Plan (incorporated by reference to Exhibit C to the proxy statement of Heritage
               Commerce Corp filed April 7, 2004 (File No. 000-23877)
     4.2       Form of Stock Option Agreement under the Heritage Commerce Corp
               2004 Stock Option Plan
     4.3       Heritage Commerce Corp Restated Articles of Incorporation as
               Amended effective June 29, 2001 (incorporated by reference to
               Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
     4.4       Heritage Commerce Corp By-Laws as Amended on September 27, 2001
               (incorporated by reference to Exhibit 3.2 to Quarterly Report on
               Form 10-Q for the quarter ended September 30, 2001)
      5        Opinion of Counsel as to the legality of securities being
               registered
    24.1       Consent of Counsel (included in Exhibit 5)
    24.2       Consent of Independent Registered Public Accounting Firm
     25        Power of Attorney (included in signature page)




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